UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 27, 2006

3COM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-12867	94-2605794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Campus Drive

Marlborough, MA 01752

(Address of principal executive offices, including zip code)

(508) 323-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is filed solely to (1) change the item number under which a previously-filed Form 8-K was filed, (2) provide the limited additional information required by that item (which information is set forth in the second paragraph under Item 2.01 below) and (3) attach an agreement as an exhibit to this filing. On February 2, 2006, 3Com Corporation (“3Com”) filed a Current Report on Form 8-K under Item 8.01 disclosing the completion of its purchase of additional equity securities of Huawei-3Com Co., Ltd. This Form 8-K/A amends the original filing.

ITEM 2.01	Completion of Acquisition or Disposition of Assets

On January 27, 2006, 3Com Corporation (“3Com”) completed its purchase of 194,100 equity securities of Huawei-3Com Co., Ltd (“H-3C”) from an affiliate of Huawei Technologies Co., Ltd. (“Huawei”) for an aggregate purchase price of $28.0 million (the “2% Acquisition”). The purchase of such shares was subject to and received regulatory approval by the Chinese government. 3Com now owns a 51% interest in H-3C, an increase of two percentage points from its previous holding of 49%.

The 2% Acquisition was consummated pursuant to the terms of a Securities Purchase Agreement by and among 3Com, 3Com Technologies, Huawei and Shenzen Huawei Investment & Holding Co., Ltd., dated as of October 28, 2005 (the “Securities Purchase Agreement”). The Securities Purchase Agreement is attached as Exhibit 2.1 to this Form 8-K/A. Huawei and 3Com have been, and continue to be, the sole owners of the H-3C joint venture. The purchase price for the 2% Acquisition was determined pursuant to the terms of an existing agreement between the parties that provided that the purchase price would be subject to negotiation between the parties but would not exceed $28.0 million.

ITEM 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description

2.1	Securities Purchase Agreement by and among 3Com Corporation, 3Com Technologies, Huawei Technologies Co., Ltd. and Shenzen Huawei Investment & Holding Co., Ltd., dated as of October 28, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION

Date: March 30, 2006	By:	/S/ NEAL D. GOLDMAN
Neal D. Goldman Senior Vice President Management Services, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Securities Purchase Agreement by and among 3Com Corporation, 3Com Technologies, Huawei Technologies Co., Ltd. and Shenzen Huawei Investment & Holding Co., Ltd., dated as of October 28, 2005